EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Jean Neel
Vice President — Corporate Affairs
Haynes International, Inc.
765-456-6489

HAYNES INTERNATIONAL, INC. ANNOUNCES ELECTION OF

NEW CHIEF FINANCIAL OFFICER

KOKOMO, IN, September 19, 2012 — Haynes International, Inc. (NASDAQ GM: HAYN), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys (the “Company”), announced today that, on September 17, 2012, the Board of Directors of the Company elected Daniel W. Maudlin as the Vice President — Finance and Chief Financial Officer of the Company, effective as of December 1, 2012.  Mr. Maudlin joined the Company in September 2004 and is currently the Controller and Chief Accounting Officer of the Company.

Mr. Maudlin will succeed Marcel Martin, who will retire from the position of Vice President — Finance and Chief Financial Officer on November 30, 2012.  “Haynes would like to thank Marcel Martin for his years of dedicated service to the Company,” said Mark Comerford, Chief Executive Officer of the Company.  “His direction and guidance helped the Company to grow and prosper through a number of business cycles.  We are confident that Dan Maudlin will continue this tradition of excellence as we move forward with the growth of the business.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, chemical processing and land-based gas turbine industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this press release are forward-looking.  In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties, some of which are discussed in Item 1A.of Part 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.